SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
Date of report (Date of earliest event reported): October 16, 2006
LEAP WIRELESS INTERNATIONAL, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-29752	33-0811062

(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
10307 Pacific Center Court
San Diego, California 92121
(Address of Principal Executive Offices)

(858) 882-6000
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.
SIGNATURES

Item 8.01 Other Events.
     On October 16, 2006, Leap Wireless International, Inc. (“Leap” or the “Company”) issued and delivered to Goldman Sachs Financial Markets, L.P. and Citibank, N.A. an aggregate of 6,188,000 shares of Leap common stock, $0.0001 par value per share, in connection with the physical settlements of a portion of Leap’s forward sale agreements entered into in August 2006. As a result of the settlements, Leap received aggregate cash proceeds in the amount of $249.9 million. The Company intends to use the proceeds from the settlements (1) to fund a portion of the final balance that Leap’s wholly owned subsidiary owes to the FCC for its Auction #66 licenses and (2) for general corporate purposes, including future expenditures for the build-out and launch of wireless licenses.
     An aggregate of 252,000 shares of Leap common stock remains subject to and available for settlement under Leap’s forward sale agreements. Leap expects to issue and deliver those shares in physical settlement of its remaining obligations under the forward sale agreements in the near future.
     As of October 16, 2006 and after giving effect to the issuance of the 6,188,000 shares of Leap common stock under the forward sale agreements described above, Leap had a total of 67,486,539 shares of its common stock issued and outstanding.
CAUTIONARY STATEMENT REGARDING FORWARD LOOKING STATEMENTS
     This Current Report on Form 8-K contains “forward-looking statements” as defined by federal securities laws, with respect to our business and our expectations or beliefs concerning future events. Such forward-looking statements include discussions of our business strategies and expectations concerning future operations, liquidity and capital resources. In addition, in certain portions of this Current Report on Form 8-K, the words: “anticipate,” “believe,” “estimate,” “seek,” “expect,” “plan,” “intend,” and similar expressions, as they relate to us and our management, are intended to identify forward-looking statements. Although we believe that such forward-looking statements are reasonable, we cannot assure you that any forward-looking statements will prove to be correct. Such forward-looking statements involve known and unknown risks, uncertainties and other factors, which may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Such risks, uncertainties and assumptions include, among others:
•	our ability to attract and retain customers in an extremely competitive marketplace;

•	changes in economic conditions that could adversely affect the market for wireless services;

•	the impact of competitors’ initiatives;

•	our ability to successfully implement product offerings and execute market expansion plans;

•	failure of the FCC to approve the transfers to Denali Spectrum License, LLC and to our wholly owned subsidiary Cricket Licensee (Reauction), Inc. of the wireless licenses for which they were named winning bidders in Auction #66;

•	our ability to attract, motivate and retain an experienced workforce;

•	our ability to comply with the covenants in our senior secured credit agreement, our bridge loan facility and in any future credit agreement, indenture or similar instrument;

•	failure of network or information technology systems to perform according to expectations; and

•	other factors detailed in the section entitled “Risk Factors” included in our Quarterly Report on Form 10-Q for the three months ended June 30, 2006, and in our other filings with the Securities and Exchange Commission.

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     All future written and oral forward-looking statements attributable to us or any persons acting on our behalf are expressly qualified in their entirety by the cautionary statements contained in this Current Report on Form 8-K. New risks and uncertainties arise from time to time, and it is impossible for us to predict these events or how they may affect us. We undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. In light of these risks and uncertainties, the forward-looking events and circumstances discussed in this Current Report on Form 8-K may not occur and actual results could differ materially from those anticipated or implied in the forward-looking statements. Accordingly, you are cautioned not to place undue reliance on the forward-looking statements.

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SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LEAP WIRELESS INTERNATIONAL, INC.
Date: October 16, 2006	By	/s/ ROBERT J. IRVING, JR.
		Name:	Robert J. Irving, Jr.
		Title:	Senior Vice President & General Counsel